
                                              EXHIBIT 1
                                              ---------

                           IDENTIFICATION OF SUBSIDIARY WHICH ACQUIRED SECURITIES
                           ------------------------------------------------------


                    Citigroup Global Markets Limited, a broker-dealer chartered and headquartered in London, England.

                    The undersigned hereby affirms the identification of the subsidiary(s)
                    which acquired the securities filed for in this Schedule 13G.



                    Date: January 6, 2004



                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                               Name:  Serena D. Moe
                                               Title: Assistant Secretary
